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                                                             EXHIBIT 24(B)(8)(B)


                      DOMESTIC CORPORATE CUSTODY AGREEMENT
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     AGREEMENT dated as of ______________ between MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, a New York banking corporation, (the "Bank") and
______________________________, a Maryland corporation (the "Client"), for
_____________________________.

     1. The Bank agrees to establish and maintain for the account of the Client (a) one or more custody accounts (singly a "Custody Account" and collectively the Custody Accounts") for any and all stocks, bonds and other securities (the "Securities") from time to time delivered to or held by the Bank, The Depository Trust Company ("DTC"), The Participant Trust Company ("PTC"), or the Federal Reserve Bank of New York ("FRB") or such other institutions in which the assets of an investment company may be maintained pursuant to Rule 17f-4 of the Investment Company Act of 1940 ("1940 Act"), (the DTC, PTC and FRB and such other institutions being, hereafter individually referred to as a "Securities Depository" and collectively as "Securities Depositories") under the terms of this Agreement and (b) one or more deposit accounts (singly a "Deposit Account" and collectively the "Deposit Accounts") for any and all cash (the "Cash") delivered to or held by the Bank under the terms of this Agreement. For purposes of this Agreement, the term "Custody Accounts" shall include segregated accounts for Client's assets which from time to time shall be established and maintained by the Bank hereunder. Custodian agrees that all arrangements for the custody of securities with Securities Depositories shall be established and maintained in accordance with the requirements of Rule 17f-4.

     2. (a) The records maintained by the Bank, in connection with the Custody Accounts and the Deposit Accounts will reflect all Securities and Cash maintained in accordance with Section 1 hereof.

          (b) The Bank will require each Securities Depository to identify the Custody Account maintained by the Bank with such Securities Depository in which Securities are held as a Custody Account of the Bank for the Client. To the extent permitted by the provisions of Rule 17f-4 under the 1940 Act, Securities held in the Custody Account maintained by the Bank with such Securities Depository may be commingled with securities of other clients of the Bank but not with securities owned by the Bank. If the Client's Securities are commingled in a Securities Depository with securities of other Bank clients, Bank will, by book-entry or otherwise, identify as belonging to Client, Client's quantity of securities in the fungible bulk of
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securities (i) registered on behalf of Bank in the name of the Securities
Depository or the Securities Depository's nominee or (ii) shown on Bank's account on the books of the Securities Depository.

          (c) The Bank will physically segregate any Securities which are physically held by it, from those it physically holds for other clients.

     3. Unless and until the Bank receives Authorized Instructions (as such term is defined in Section 16 hereof) to the contrary, the Bank shall make payments of Cash only in the following circumstances:

          (a) in connection with the purchase of any Securities for the Client and the delivery of such Securities to the Bank or to the account maintained by the Bank with a Securities Depository for credit to a Custody Account of the Client, each such payment to be made in amounts specified by Authorized Instructions;

          (b) for the payment of operating expenses on behalf of the Client, each such payment be made in amounts specified in Authorized Instructions;

          (c) for any payments to be made in connection with, the sale, conversion, exchange or surrender of any Securities, each such payment to be made in amounts specified in Authorized Instructions;

          (d) for other purposes of the Client, including the disbursement of Cash for redemption of shares of the Client, as described in Authorized Instructions; and

          (e) upon the termination of this Agreement as set forth in Section 17 of this Agreement.

     4. Unless and until the Bank receives Authorized Instructions to the contrary, Securities will be transferred, exchanged or delivered by the Bank in the following circumstances:

          (a) upon the sale of Securities and receipt by the Bank of payment therefor in accordance with Authorized Instructions; provided that when the Bank
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is instructed to deliver Securities against payment, delivery will be made and payment will be received in accordance with applicable law and generally accepted local market practice. In the absence of the negligence, bad faith, reckless disregard of duty or willful misconduct of Bank, a Securities Depository or any of their respective agents, the Client agrees that it bears the risk that the recipient of such Securities may fail to make payment, return

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such Securities or hold such Securities or the proceeds of their sale in trust for the Client or for the Bank as the Client's agent;

          (b) in exchange for or upon conversion into other Securities or Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment;

          (c) upon the conversion of Securities pursuant to their terms into other Securities;

          (d) upon the exercise of subscription, purchase or other similar rights represented by Securities;

          (e) for other purposes of the Client as described in Authorized Instructions; and

          (f) upon the termination of this Agreement as set forth in Section 17 of this Agreement.

     5. Until the Bank receives Authorized Instructions to the contrary, the Bank will do the following:

          (a) deposit all Cash delivered to or held by the Bank for the account of the Client in a Deposit Account;

          (b) take such steps as are consistent with its duty of care set forth in Paragraph 7 hereof to secure or otherwise prevent the loss of rights relating, to any Securities;

          (c) immediately notify the Client upon receiving notices or reports of corporate actions affecting, any Securities;

          (d) present for payment maturing obligations and hold monies received upon presentation of such maturing, obligations for credit to a Deposit Account and, immediately after receipt of notice of calls of redemption of Securities notify Client and take such action as specified in Authorized Instructions with respect to that call;

          (e) execute in the name of the Client such ownership and other certificates as may be required to obtain payment in respect of any Securities;

          (f) accept and open all mail directed to the Client in care of the Bank and act accordingly;

          (g) not disclose the Client's name, address and Securities position to the issuers of Securities upon the request of such issuers;

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          (h)  dispose of fractional interests received by the Bank as a result of stock dividends by selling any fractional interest received;

          (i) make periodic reports, including monthly asset listings and daily principal and income advices, with respect to the Securities and Cash including, but not limited to, notification of any transaction affecting the Securities or Cash and provide such other information and reports as Client may from time to time reasonably request;

          (j) with advance notice by Bank and advance written approval by Client, exchange all monies received in a foreign currency in connection with any foreign Securities, including income and the proceeds of sales and redemptions, into U.S. Dollars at the prevailing rate of exchange in New York as determined by the Bank for credit to a Deposit Account immediately upon receipt of notice of such monies having been received; and

          (k) immediately forward to the Client reports the Bank receives, from any Securities Depository with respect to such Securities Depository's system of internal accounting controls and, upon reasonable request of the Client or as required by law or regulation, a copy of the annual report prepared by the independent public accountants of the Bank on the Bank's system of internal accounting controls;

          (l) collect dividends, interest and other payments made and stock dividends, rights and similar distributions made or issued with respect to Securities;

          (m) immediately after the Bank becomes aware thereof notify the Client of any rights offering by any issuer of Securities and, to the extent permitted by law applicable to the Bank, and following further written notice to Client, sell such rights in the principal market for such rights and deposit the proceeds of such sale in the Client's Deposit Account if the Client does not instruct the Bank as to whether or not to purchase securities under such rights offering, by the deadline for such purchase;

          (n) immediately after receipt thereof deliver to the Client those communications relating to any Securities which call for voting, or the exercise of rights or other specific action (including materials relating to legal proceedings intended to be transmitted to holders of such Securities);

          (o) to the extent required or permitted by applicable law and practice, require the Banks or Securities Depositories' nominees to execute and deliver to the Client proxies and proxy materials relating to Securities registered in the name of such

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nominees but without indicating the manner in which such proxies are to be voted and deliver proxies relating to bearer Securities in accordance with Authorized Instructions and applicable law and practice; and

               (p) with respect to any corporate actions not listed above, the Bank shall immediately inform the Client thereof and shall (in the absence of Authorized Instructions from the Client within any prescribed deadline) take such action as it considers appropriate in the circumstances.

          6. The Bank will forward to the Client all annual and interim stockholder reports which the Bank receives relating to any Securities.

          7. The Bank shall comply with the provisions of the 1940 Act which directly apply to services provided to Client hereunder. The Bank shall have responsibility as a bailee for hire under the law of the State of New York with respect to any Securities or Cash delivered to or received by it or a Securities Depository for the account of the Client. Without limiting the generality of the foregoing, the Bank will hold the Client harmless from and indemnify it against any loss that occurs as a result of the negligence, bad faith, reckless disregard of duty or willful misconduct of the Bank or any Securities Depository. Notwithstanding any provision of this Agreement to the contrary, the delivery of Securities to the Bank or to a Securities Depository shall trigger each and every duty, right and obligation of the Bank hereunder.

          8. The Bank will, at its sole discretion, accept orders from the Client for the purchase or sale of Securities and either execute such orders itself or by means of an agent, such as a broker or other financial organization of its choice, subject to the fees and commissions in effect from time to time. In the absence of its negligence, bad faith, reckless disregard of its duties or its willful misconduct, the Bank will not be responsible for any act or omission, or for the solvency, of any broker or agent selected by the Bank to effect any transaction for the account of the Client. When instructed to buy or sell Securities for which an affiliate of the Bank acts as a dealer, the Bank will buy or sell such Securities from or to such affiliate only with the advance written approval of the Client.

          9. (a) The Client agrees that when the Bank is instructed to receive any Securities against payment, it will have sufficient Cash in the Deposit Accounts or will make sufficient funds available to the Bank for such purpose.

               (b) Any dividends or interest automatically credited to the Deposit Accounts which are not subsequently received by the Bank from the entity making such payment will be reimbursed

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to the Bank and the Bank, following receipt of advance written approval by the
Client (which approval shall not be unreasonably withheld), may debit the Deposit Accounts for this purpose.

     10. Securities may be registered in the name of the Bank's nominee or, to the extent permitted by applicable securities laws as to any Securities in the possession of a Securities Depository, in the name of such Securities Depository's nominee. The Client agrees to hold such nominees harmless from any liability that may arise solely because the shareholder records of the issuer of the Securities indicates that the nominee is the holder of record of such Securities, but not for actions or inactions of such nominee.

     11. The Bank shall be responsible for the performance of those duties as are set forth herein or contained in Authorized Instructions given to the Bank that are not contrary to the provisions of this Agreement. The Bank is not under any duty to provide the Client with investment advice or to supervise its investments.

     12.  Subject to the standard of care set forth in Section 7 of this
Agreement:

          (a) all collections of funds or other property paid or distributed with respect to any Securities shall be made at the risk of the Client;

          (b) the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank of any payment, redemption, proceeding or other transaction regarding, or of any rights exercisable by the Client in connection with, any Securities with respect to which the Bank has agreed to take action as provided in Section 5 of this Agreement; and

          (c) the Bank shall not be liable for any action taken in good faith upon Authorized Instructions or upon any certified copy of any vote of the Board of Directors of the Client and may rely on any such documents that it in good faith believes to be validly executed.

     13. Consistent with normal industry practice, Bank will cooperate with the Client's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required from time to time by the Client. The Bank will allow independent public accountants of the Client reasonable access to the physical Securities and Cash of the Client held by Bank and to the records of the Bank relating to the Securities and Cash as required by

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those accountants in connection with their examination of the books and records pertaining to the affairs of the Client. Bank also will make available for inspection and copying by the Client at all times, the books and records pertaining to the Client that are maintained pursuant to this Agreement.

     14. The Client agrees to pay the Bank as compensation for its services a fee computed at rates determined in writing by mutual agreement of the Client and the Bank from time to time. It is agreed that the Bank shall be compensated for those out-of-pocket expenses arising, in connection with this Agreement (including, without limitation, taxes, assessments, charges and attorney's fees and expenses) which (like taxes or assessments) are not presently imposed or are not incurred by the Bank as part of the usual and ordinary routine of performing services of the kind performed hereunder as well as those out-of-pocket expenses which are incidental to and are incurred by the Bank in the course of performing the services agreed upon herein including, but not limited to, such expenses as insurance and postage associated with shipping physical securities. The Bank is authorized, with prior written notice from Client, to charge the Deposit Accounts for such items and the Client hereby pledges to the Bank as security for the payment of its fee and the fulfillment of any other obligations or liability of any kind which the Client may have to the Bank in connection with this Agreement, all Securities and Cash (collectively the "Collateral") held by the Bank or a Securities Depository and hereby grants to the Bank a lien, right of set-off and security interest in the Collateral, but only to the extent of any outstanding unpaid amounts payable hereunder at any time. The Client agrees that it is the duty of the Client to reconcile statements and advices sent to it by mail or electronic media as promptly as possible and that all such statements and advices will be considered final 90 days from the date of dispatch.

     15. In the event that the Client elects to purchase or sell options, puts, calls or futures contracts, the Client may give Bank Authorized Instructions to open additional Segregated Custody Accounts and to take additional actions not inconsistent with this Agreement which may be required to comply with applicable laws and regulations, including without limitation the regulations of the Commodities Futures Trading Commission. The Client and Bank acknowledge that separate agreements will be required in order to effect the pledge arrangements necessary to such transactions.

     16. The term "Authorized Instructions" means any written statement, notice, request, order, telegram, cablegram, letter or other paper or electronic communication (including but not limited to MARS ID and MORCOM/Securities) actually received by the Bank and reasonably believed by it to be genuine and to have been signed, sent or presented by two Authorized Persons. The

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term "Authorized Instructions" also includes oral instructions actually received by it from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person for all securities transactions other than transactions free of payment. The Client agrees to forward to the Bank confirming written instructions signed by the two Authorized Persons by the close of business on the same day as such oral instructions are given to the Bank. The Client agrees that the fact that such confirming instructions are not received by the Bank or that the terms of such confirming instructions vary from the terms of the original oral instructions shall in no way affect the validity or enforceability of the transaction authorized by such oral instructions. Subject to the standard of care set forth in Section 7 of this Agreement, the Client agrees that the Bank may rely on Authorized Instructions and shall incur no liability to the Client in acting in accordance with Authorized Instructions given to the Bank hereunder; the Client agrees to assume all risks which may result from any action taken by the Bank in reasonable reliance in good faith on Authorized Instructions. The term "Authorized Persons" means those officers and employees of the Client who have been designated by or pursuant to a vote of the Board of Directors of the Client, a certified copy of which has been or will be filed with the Bank, to act on behalf of the Client in connection with this Agreement. Such persons shall continue to be Authorized Persons until such time as there has been filed with the Bank a properly certified copy of a vote of the Board of Directors revoking the authority of such persons. The Client shall safeguard all testkeys, identification codes or other security devices with which the Bank provides it.

     17. This Agreement may be terminated by the Bank or the Client on 60 days' written notice to the other party, sent by registered mail. If notice of termination is given by the Bank, two Authorized Persons shall, within 60 days following the giving of such notice, specify in writing the names of the persons to whom all Securities and Cash shall be delivered or paid. In such case, the Bank, subject to the satisfaction of amounts owed to it pursuant to Section 14 hereof, will deliver such Securities and pay such Cash to the persons so specified. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Client the names of the persons to whom the Bank shall deliver such Securities and pay such Cash, the Bank, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York which would be authorized to serve as a custodian for an investment company and which has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty-five million dollars $25,000,000, to be held and disposed of pursuant to the provisions of this Agreement or the Authorized Instructions of any two Authorized Persons or may continue to hold such Securities and Cash until the names of such persons are delivered to the Bank. If notice of termination is

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given by the Client, the Bank, subject to the satisfaction of amounts owed to it pursuant to Section 14 hereof, will deliver such Securities and pay such Cash to persons specified in Authorized Instructions.

     18. Except as otherwise provided in this Agreement, any notice or other communications to the Bank is to be sent to the Bank at 60 Wall Street, New York, N.Y. 10260 Attention: Domestic Safekeeping Department. Any notice or other communication to the Client is to be mailed postage prepaid and addressed to it at the address set forth on the signature page hereof.

     19. This Agreement shall be governed by and constructed in accordance with the law of the State of New York and shall bind the parties hereto and their successors and assigns; provided, however, that neither party may assign this
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Agreement without the prior, written consent of the other party hereto.


                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By:________________________________
                                 Title:


                              DELAWARE POOLED TRUST, INC.,
                              for


                              By:________________________________
                                 Title:


                              ATTEST


                              By:________________________________
                                 Title:


                              Address of Record:

                              Philadelphia, Pennsylvania
                              Attention:
                              Taxpayer I.D. Number:  23-2651511

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